/Letterhead/

                           MARK BAILEY & COMPANY, LTD.
                          Certified Public Accountants
                             Management Consultants

     Office Address               Phone: 775/332.4200           Mailing Address:
1495 Ridgeview Drive, Ste. 200     Fax: 775/332.4210               P.O. Box 6060
 Reno, Nevada 89509-6634                                      Reno, Nevada 89513


Mark Bailey, CPA, ABV                        E-mail: MarkBailey@MarkBaileyCo.com




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
              ----------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on
Form S   8 (file # 000-28481) of our report dated April 11, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/S/ Mark Bailey & Company, Ltd.
Reno, Nevada
November 22, 2002